Lev Reports Third Quarter 2007 Financial Results

Quarter highlighted by submission of BLA for Cinryze™; January 30, 2008 action date targeted by FDA

NEW YORK, N.Y. -- (BUSINESS WIRE) -- November 13, 2007 -- Lev Pharmaceuticals, Inc. (“Lev”) (OTCBB: LEVP) today announced financial results for the third quarter ended September 30, 2007.

Highlights and Current Developments:

•	Submitted Biologics License Application (BLA) for Cinryze™ in July

•	BLA accepted by FDA in September; designated submission for priority review

•	Amended BLA to include prophylaxis (C1 inhibitor replacement) data for Cinryze™ in October; January 30, 2008 action date targeted by FDA for both acute and prophylactic indications

•	Use of brand name Cinryze™ approved by FDA

•	Completed $35 million registered direct equity financing in August

•	Announced $20 million senior secured credit facility in November

Financial Results:

For the quarter ended September 30, 2007, Lev reported a net loss of $7.3 million or a loss of $0.06 per share as compared to a net loss of $2.5 million or a loss of $0.03 per share for the comparable quarter in 2006. For the nine months ended September 30, 2007, Lev reported a net loss of $19.6 million or a loss of $0.17 per share as compared to a net loss of $6.3 million or a loss of $0.08 per share for the comparable nine month period in 2006.

As of September 30, 2007, Lev had a total of $30.0 million in cash and cash equivalents, and working capital of $32.0 million. Net cash used in operations was $20.6 million for the nine months ended September 30, 2007 and was primarily due to our loss of $19.6 million. The operating loss was partially modified by non-cash expenses of $3.8 million primarily related to stock-based compensation, purchases of C1-INH product and amortization of debt discount. Net cash provided by investing activities for the nine months ended September 30, 2007, was $9.8 million primarily resulting from the sale of investments. Net cash provided by financing activities for the nine months ended September 30, 2007 was $33.0 million resulting from $32.4 million of net proceeds from the sale of common stock and warrants and $0.5 million resulting from proceeds from the exercise of warrants.

Research and development expenses for the three months ended September 30, 2007 increased to $4.5 million compared to $1.6 million for the comparable period in 2006. For the nine months ended September 30, 2007, research and development expenses increased to $11.8 million as compared to $3.5 million for the comparable period in 2006. For the three months and nine months ended September 30, 2007, the $2.9 million increase and $8.3 million increase, respectively, in research and development expenses was primarily attributable to expenses relating to the progress of Lev’s Phase III clinical trials for the treatment of hereditary angioedema (HAE) and purchases of plasma product that were obtained for the open-label clinical trial and regulatory consulting expense.

General and administrative expenses for the three months ended September 30, 2007 increased to $3.0 million as compared to $1.0 million for the comparable period in 2006. For the nine months ended September 30, 2007, general and administrative expenses increased to $8.3 million as compared to $2.9 million for the comparable period in 2006. For the three months and nine months ended September 30, 2007, the increase of $2.0 million and $5.4 million, respectively, was primarily due to increases in payroll and related benefits, share based compensation for employee stock options, marketing, legal expense, rent and travel.

Corporate Progress:

"During the third quarter, we continued to make significant advances in the development of Cinryze™ for the treatment of HAE, reflecting our commitment to providing relief for patients with this rare, debilitating and life-threatening illness,” said Judson Cooper, Lev’s Chairman. “On the regulatory front, the FDA accepted the filing of our BLA for Cinryze™ for the acute treatment of HAE and designated the submission for priority review, targeting an FDA action by January 30, 2008. Importantly, the submission of our prophylactic data in October as an amendment to the BLA will allow the FDA to complete a comprehensive review for both the acute and prophylactic indications of Cinryze™ without affecting the priority review timeline,” added Cooper. “In addition, the completion of our $35 million registered direct equity financing in August, combined with the announcement of our $20 million senior secured credit facility, which was completed in November, provides us with the financial flexibility to accelerate our commercialization efforts for our lead product candidate, Cinryze™.”

About Lev

Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Lev’s C1 inhibitor, to be marketed as Cinryze™, has been granted orphan drug status for the treatment and prevention of HAE, potentially securing, upon approval, market exclusivity for seven years. Lev has also received fast track designation status from the FDA, which facilitates the development and expedites the review of drugs and biologics intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs. Lev is also evaluating the development of C1 inhibitor for the treatment of acute myocardial infarction, or heart attack, and selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

For more information about Lev or C1 inhibitor for the treatment of HAE, please contact Lev directly at 212-682-3096, or visit Lev’s website at www.levpharma.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to new information arising out of clinical trial results, our heavy dependence on the success of CinryzeTM, our dependence on our suppliers, our dependence on third parties to manufacture CinryzeTM, obtaining regulatory approval to market CinryzeTM; market acceptance of CinryzeTM, maintaining the orphan drug status associated with CinryzeTM, the risks associated with dependence upon key personnel, and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors that May Affect Results" section of our filings with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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Contact:
Jason Tuthill, Director, Investor Relations
Lev Pharmaceuticals, Inc.
675 Third Avenue, Suite 2200
(212) 850-9130
jtuthill@levpharma.com

Selected financial information

Lev Pharmaceuticals, Inc. and Subsidiary

Selected Consolidated Balance Sheets Data

	Sept. 30, 2007	December 31, 2006
	(Unaudited)
	( in $000s)

Cash and cash equivalents	$30,005	$7,887
Investments - held to maturity		10,000
Inventory	2,909
Prepaid expenses and other assets	2,345	554
Total assets	$35,686	$18,573

Accounts payable and accrued expenses	$3,129	$3,157
Loan payable	4,124	1,804
Total stockholder’s equity	28,417	13,612
Total liabilities and stockholders’ equity	$35,686	$18,573

Lev Pharmaceuticals, Inc. and Subsidiary
(Unaudited)

Selected Consolidated Statement of Operations Data

	For The Three Months Ended		For the Nine Months Ended
	Sept. 30,		Sept. 30,
	2007	2006	2007	2006
	(in $000s except share and per share data)		(in $000s except share and per share data)

Operating expenses:
Research and development	$4,460	$1,556	$11,773	$3,493
General and administrative	2,978	1,000	8,298	2,863
Loss before other income	(7,438)	(2,556)	(20,071)	(6,356)

Other income (expense), net	185	7	447	71

Net loss	$(7,253)	$(2,549)	$(19,624)	$(6,285)

Net loss per share- basic and diluted	$(0.06)	$(0.03)	$(0.17)	$(0.08)
Weighted average shares - basic and diluted	125,576,290	81,702,544	117,969,088	81,623,408

Lev Pharmaceuticals, Inc. and Subsidiary
(Unaudited)

Selected Consolidated Statement of Cash Flows

	Sept. 30,	Sept. 30,
	2007	2006
	(in $000s)

Net cash used in operating activities	$(20,643)	$(4,750)
Net cash provided by investing activities	9,806	2,467
Net cash provided by financing activities	32,955	-
Net increase (decrease) in cash and cash equivalents	22,118	(2,283)
Cash and cash equivalents - beginning of period	7,887	3,482
Cash and cash equivalents - end of period	$30,005	$1,199